ATSG Board of Directors Appoints Joe Hete as Chief Executive Officer

WILMINGTON, Ohio — November 6, 2023 – Air Transport Services Group, Inc. (NASDAQ: ATSG), the global leader in medium wide-body freighter aircraft leasing, air operations, and support services, today announced that its Board of Directors has appointed Joe Hete, current Chairman of the Board and the Company’s former longtime Chief Executive Officer, as ATSG’s CEO, effective immediately. Hete succeeds Rich Corrado, who is leaving his role as CEO of the Company, effective immediately. Hete will continue as Chairman of the Board.

Hete is a well-known, highly respected pioneer in the global air freight industry and brings approximately 40 years of leadership experience in the space. He previously served as CEO of ATSG from 2003 to 2020, and has been a member of ATSG’s Board since 2003. Prior to that, he held various senior management roles at ABX Air, Inc.

Randy Rademacher, Lead Independent Director, said, “After careful consideration by the Board, we determined that Joe is the right leader to accelerate our strategy and capitalize on the long-term opportunities ahead. As Chairman for the past three years and having previously served as CEO of ATSG for 17 years, Joe has extensive knowledge of our business and its competitive position within the industry. He is uniquely qualified to step into this role to optimize our current performance and position ASTG for the future. Under Joe’s leadership, we believe the Company will be well-positioned to continue building on its strong foundation, solidifying its market-leading position, and working to deliver meaningful value for our shareholders.”

Hete said, “ATSG has always proven itself to be a very resilient business, and I am both honored and energized to be returning to the role of CEO. With our strong balance sheet, differentiated business model, diverse customer base and unique competitive position, we believe we are poised to create value for our stakeholders as the world’s premier freighter lessor. I look forward to working closely with our talented management team to drive ATSG’s strategic priorities forward and continue delivering best-in-class transportation solutions for our air carriers, e-commerce leaders, government agencies and other stakeholders globally.”

Rademacher continued, “On behalf of the entire Board, I thank Rich for his contributions and for leading the Company through an incredibly dynamic time in our industry. We wish him the best in his future endeavors.”

Third Quarter 2023 Financial Results

In a separate press release today, ATSG will report its third quarter 2023 financial results. The Company will host an investor conference call tomorrow at 10:00 a.m. Eastern Time.

Hete will be joined by Quint Turner, Chief Financial Officer, and Mike Berger, President, to discuss the quarterly results.

Conference call participants must register in advance via a link in the Events & Presentations section of ATSG’s website, www.atsginc.com. Slides that accompany management’s discussion may be accessed from the site shortly before the start of the call.

About ATSG

ATSG is a leading provider of aircraft leasing and cargo and passenger air transportation and related services to domestic and foreign air carriers and other companies that outsource their cargo and passenger airlift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. A reader can identify forward-looking statements because they are not limited to historical fact, they address future events, developments or results, or they are preceded by, followed by or include words such as (and without limitation) “believe,” “anticipate,“ plan,” “expect,” “opportunities,” “continue” or “look forward,” and similar expressions. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including without limitation statements concerning our plans and expectations in connection with the transition of CEO leadership, future performance and results, and other plans and expectations.

Forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those stated in or implied by the forward-looking statements. All forward-looking statements should be evaluated in the context of such risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023. All forward-looking statements are qualified in their entirety by these and other cautionary statements that ATSG makes from time to time in its SEC filings and public communications. ATSG cannot assure the reader that it will realize the results or developments ATSG anticipates or, even if substantially realized, that they will result in the consequences or affect ATSG or its operations in the way ATSG expects. Forward-looking statements speak only as of the date made. ATSG undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements as a result of new information, future events or circumstances, or otherwise, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, ATSG.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303